Exhibit 10.1

Date: July 1, 2025

Bren Kern

5280 Old Midland Rd.

Klamath Falls, OR 97603

Re:       Separation and Release Agreement

Dear Bren:

As we discussed, your employment with Hyperion Defi, Inc. (the “Company”) is terminated effective July 1, 2025 (the “Termination Date”). Your final paycheck will be delivered to you via direct deposit on the Termination Date.

The enclosed Separation and Release Agreement (the “Agreement”) is being provided in accordance with your employment contract and contains additional details regarding your separation pay in connection with the termination of your employment; which includes a general release of claims against the Company. Therefore, the Company encourages you to read this Agreement carefully and to consult with an attorney before you sign it.

If you agree with the terms of the Agreement and wish to receive the separation pay described in Section 2, you must sign and date the Agreement and return the signed and dated copy to me within ten (10) days of your receipt of the Agreement.

Sincerely yours,

HYPERION DEFI, INC.

/s/ Michael Rowe
	By:	Michael Rowe
	Its:	Chief Executive Officer
Enclosures

SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is hereby made and entered into as of the Effective Date (as defined below) by and between Hyperion Defi, Inc., a Delaware corporation (the “Company”) and the undersigned employee, referred to in this Agreement as “you.”

1.       Termination. Except as set out in this Agreement, as provided by the specific terms of a benefit plan or as required by law, upon the termination of your employment with the Company, effective as of July 1st, 2025 (the “Termination Date”), all of your employee benefits with the Company will terminate. Upon receipt of your final paycheck from the Company, you agree and acknowledge that you will have been paid all wages for labor or services rendered by you for the Company or on the Company’s behalf as a Company employee through the Termination Date.

2.       Separation Pay. If you sign this Agreement as provided in Section 9 below, the Company will pay you separation pay in accordance with the employment agreement established between you and the Company dated December 29, 2022 (the “Employment Agreement”), in accordance with section 4C titled Termination by Company without Cause or by Executive for Good Reason Following Executive’s First Six (6) Months of Employment (the “Clause”). In accordance with the Employment Agreement and Clause you will receive an amount equal to twelve months (12) of your now regular base salary (minus applicable federal, state and local payroll taxes, and other withholdings required by law or authorized by you) and additionally the Company shall continue to provide you with health insurance coverage at no cost to you, until the earlier to occur of twelve (12) months following Termination Date or the date you elect to participate in the group health plan of another employer (the “Separation Pay”). You will receive the first instalment of the Separation Pay within 60 days the Termination Date which will be equal to two (2) months of your now current base salary and remaining installments of the Separation Pay shall be equal to 1/12th of your now base salary and shall be delivered on a monthly basis in accordance with the Company’s payroll procedures beginning on the Company’s first regular pay day following the Effective Date described in Section 9 below.

If you do not sign this Agreement and return it to the Company within ten (10) days, you will not be entitled to receive the Separation Pay described above.

3.       Release of Claims. In exchange for the Company’s providing you with the Separation Pay described in Section 2, above, except for those matters related to the Employment Agreement, the agreement titled Indemnification and Advancement Agreement dated October 7th, 2025 (the “Indemnification Agreement”), or any other surviving agreements or contractual obligations with the Company, by signing this Agreement, you release and forever discharge the Company, as well as its officers, directors, members, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all claims, demands, and causes, whether known or unknown, direct or indirect, accrued, contingent or potential, which you ever had or now have. In addition, but except for those matters related to any other surviving agreements or contractual obligations with the Company, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing. You also specifically and forever release the Company and the Company Parties from any and all claims under from any and all claims under state and local laws prohibiting discrimination, harassment and retaliation; all claims under all other state and federal laws governing the payment of wages or protection of workers; and all claims under any federal laws based on unlawful employment discrimination, harassment or retaliation, including, but not limited to, claims for violation of Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Genetic Information and Discrimination Act, and the Federal Age Discrimination In Employment Act (29 U.S.C. § 621 et. seq.).

You acknowledge that this release applies both to known and unknown claims that may exist between you and the Company and the Company Parties.

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Notwithstanding the foregoing, nothing in this Agreement prohibits you from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency.

This Agreement does not release claims that cannot be released as a matter of law, including claims for unemployment benefits, workers’ compensation benefits, or any rights to defense or indemnification you may have under any Company documents or policies or pursuant to this Agreement or applicable law. In addition, nothing in this Agreement extinguishes any claims you may have against the Company for breach of this Agreement or any claims arising from events that occur following the effective date of this Agreement.

4.       No Admissions. You understand, acknowledge and agree that the release set out above in Section 3 is a final compromise of any potential claims by you against the Company and/or the Company Parties in connection with your employment by the Company, and is not an admission by the Company or the Company Parties that any such claims exist or that the Company or any of the Company Parties are liable for any such claims. By signing this Agreement, you agree and acknowledge that you have no cause to believe that any violation of any local, state or federal law has occurred with respect to your employment or separation of employment from the Company.

5.       Confidentiality; Continuing Obligations; Return of Equipment.

(a)       You hereby represent and agree that you will not (except as required by law) disclose information regarding the financial terms of this Agreement, to anyone except your immediate family, your attorney, and accountant or financial advisor as reasonably necessary.

(b)        Should the disclosure of any confidential information of or about the Company be required of you (a) in response to any summons or subpoena, (b) in connection with any litigation, or (c) in order to comply with any law, order, regulation, request of any government or regulatory agency or ruling applicable to you, prior to making any disclosure you agree to inform the Company of any such request or compelled disclosure as soon as possible, and, to the extent possible, afford the Company the opportunity to contest such disclosure. Provided, however, nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any governmental agency or entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, and you do not need to give notice to or obtain the prior authorization of the Company to make such reports or disclosures.

(c)       You acknowledge and reaffirm your obligations under the Hyperion Defi, Inc. At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, signed by you (the “Confidentiality Agreement”), which such obligations survive the termination of your employment with the Company.

(d)       You hereby represent, that upon written request from the Company, you will return to the Company all Company-owned equipment, keys or passes, software, files, samples, training materials, programs and documents (including any copies) in the same condition as when provided to you, reasonable wear and tear excepted except that you may keep your computer for your personal use and enjoyment. Your agreement to return Company property and your execution of the Termination Certification that is Exhibit C to the Confidentiality Agreement are express requirements under this Agreement and a condition to your receipt of the Separation Pay described in Section 2.

6.       No Disparagement.

You agree that following the Termination Date, not to disparage the Company, and the Company’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputations or personal reputations. Likewise, the Company agrees to direct its officers, directors, and employees not to disparage you in any manner likely to be harmful to you or your personal or business reputations or relationships. However, nothing in this Agreement prohibits you or the Company from providing truthful information and/or testimony in connection with any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Company or a comparable state or federal fair employment practices agency. Furthermore, this Section does not in any way restrict or impede you from exercising protected rights, including rights under the National Labor Relations Act (NLRA) and the right to file unlawful labor practice (ULP) charges or participate, assist, or cooperate in ULP investigations, to the extent that such rights cannot be waived by agreement. This Section also does not prevent you or the Company from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. Furthermore, nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

7.       Relief and Enforcement. You understand and agree that any breach of this Agreement by you will relieve the Company of its obligation to provide any unpaid Separation Pay described in Sections 2, above. You and the Company also understand and agree that violation of terms of Sections 5 or 6 of this Agreement, will cause injury difficult to quantify or repair, so that you and the Company will have no adequate remedy at law. Accordingly, you and the Company agree that if Sections 5 or 6 of this Agreement are violated, each will be entitled as a matter of right to obtain an injunction from a court of law, restraining the other party from any further violation of this Agreement. The right to obtain an injunction is in addition to, and not in lieu of, any other remedies that you or the Company (or the Company Parties) has at law or in equity.

8.       No Modifications; Governing Law; Entire Agreement. This Agreement cannot be changed or terminated verbally, and no modification or waiver of any of the provisions of this Agreement will be effective unless it is in writing and signed by both parties. The parties agree that this Agreement is to be governed by and construed in accordance with the laws of the State of Oregon, and that any suit, action or charge arising out of or relating to this Agreement will be adjudicated in the state or federal courts in Oregon. This Agreement sets forth the entire and fully integrated understanding between the parties, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out herein; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters your continuing obligations under the Confidentiality Agreement, Employment Agreement, Indemnification Agreement or any other surviving agreements or contractual obligations with the Company, and the Confidentiality Agreement and any other surviving agreements or contractual obligations shall remain in full force and effect.

9.       Consideration Period; Effective Date. You hereby acknowledge that you have been given ten (10) days from the date you first received this Agreement to consider whether to execute this Agreement, and that changes to this Agreement, whether material or immaterial, will not restart the running of the ten (10) day period. You are hereby advised by the Company that you have the right to consult with an attorney before signing this Agreement. This Agreement shall not become effective until the Effective Date of this Agreement (the “Effective Date” being the first day after Executive has executed the Agreement within the allotted 10-day period).

10.       Miscellaneous.

(a)       Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or unenforceable, the validity or the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Agreement.

(b)       The parties agree that the failure of a party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the party’s full right or ability to require performance of the same or any other provision of this Agreement at any time thereafter.

(c)       This Agreement shall inure to the benefit of and shall be binding upon you, your heirs, administrators, representatives, executors, successors and assigns and upon the successors and assigns of the Company.

(d)       The headings of the paragraphs of this Agreement are for convenience only and are not binding on any interpretation of this Agreement.

(e)       This Agreement may be executed in counterparts. Counterparts may be transmitted and/or signed by facsimile or electronic mail. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on the parties to the same extent as a manually signed original thereof.

(f)        If you are employed in Nevada: You further affirm that you have not made any claims or allegations to the Company related to conduct that would constitute a sexual offense under NRS 179D.097 and would be punishable as a felony if criminal liability were imposed, regardless of whether there was a criminal investigation, prosecution, or conviction related to the conduct, discrimination based on sex by the Company, or retaliation by the Company for reporting discrimination based on sex, and that none of the payments set forth in this Agreement are related to conduct that would constitute a sexual offense under NRS 179D.097 and would be punishable as a felony if criminal liability were imposed, regardless of whether there was a criminal investigation, prosecution, or conviction related to the conduct, discrimination based on sex by the Company, or retaliation by the Company for reporting discrimination based on sex.

11.       Knowing and Voluntary. You acknowledge that you have signed this Agreement free of duress or coercion, that you are fully aware of your rights, and that you carefully read and fully understood all provisions of this Agreement before signing.

[Signature page follows.]

SIGNATURE PAGE TO SEPARATION AND RELEASE AGREEMENT

THE COMPANY

HYPERION DEFI, INC.

/s/ Michael Rowe
By:	Michael Rowe
Chief Executive Officer

DATE: July 1, 2025

EMPLOYEE:

/s/ Bren Kern
Bren Kern

DATE: July 1, 2025